SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 1, 2013

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

As previously disclosed, on March 28, 2013, Dynegy Inc. (“Dynegy”) will host a bank meeting with potential lenders on Tuesday, April 2, 2013, in New York, NY. Dynegy will deliver a presentation regarding the syndication of new credit facilities to refinance existing term loans, with an expected completion date by mid-April. A copy of the slides to be presented by Dynegy at this meeting is furnished as Exhibit 99.1 to this Current Report on form 8-K.

The presentation slides include statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth therein. Certain of the slides also contain non-GAAP financial information. Reconciliations of these measures to the most directly comparable GAAP financial measures, to the extent available without unreasonable effort, are contained in the presentation slides.  To the extent required, statements disclosing the definitions, utility and purposes of these measures are set forth in Dynegy’s Current Report on Form 8-K filed with the SEC on March 14, 2013.

In accordance with SEC Release No. 33-8176, the information contained in the presentation slides furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Document

99.1	Dynegy Inc. slide presentation to potential lenders at a meeting to held on April 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: April 1, 2013	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Dynegy Inc. slide presentation to potential lenders at a meeting to held on April 2, 2013